Exhibit 99.1

AT THE COMPANY

Clifford Bolen

CEO, President

(312) 738-4500, cbolen@vitafoodproducts.com

FOR IMMEDIATE RELEASE

TUESDAY, JANUARY 30, 2007

Vita Announces CFO Resignation

Chicago, IL, January 30, 2007 –Vita Food Products, Inc. (AMEX: VSF) announced that William J. Kenealy has resigned from his position as Chief Financial Officer of the Company.  Mr. Kenealy joined the Company on September 29, 2006 but unexpectedly was offered a position at another entity that he felt compelled to accept.  The Company’s search for a qualified candidate to replace Mr. Kenealy will begin immediately.

The Company’s Vita Seafood division is a U.S. leader in the herring and retail packaged salmon markets, and is engaged in several other food segments, including cream cheese, cocktail sauce, tartar sauce and horseradish.  The Company markets and sells these items under the Vita®, Elf® and Grand Isle® brands.  More than 95% of Vita Seafood’s sales are in kosher foods.

Vita Specialty Foods, Inc., the Company’s wholly owned subsidiary, markets and sells honey, salad dressings, meat enhancements and salsas.  The Company markets and sells these items under the Virginia Brand®, Oak Hill Farms®, Scorned Woman®, Jim Beam® and Budweiser® brands.

For more information visit www.vitafoodproducts.com

The common stock of Vita Food Products, Inc. is currently traded on the American Stock Exchange and Chicago Stock Exchange under the ticker symbol VSF.